UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Clearwater Analytics Holdings, Inc.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Clearwater Analytics Holdings, Inc. Important Notice Regarding the Availability of Proxy Materials Annual Meeting of Stockholders to be held on June 21, 2023 For Stockholders of record as of April 24, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/CWAN To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. P.O. BOX 8016, CARY, NC 27512-9903 For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/CWAN Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before June 9, 2023. To order paper materials, use one of the following methods. INTERNET TELEPHONE www.investorelections.com/CWAN (866) 648-8133 * E-MAIL paper@investorelections.com * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. Clearwater Analytics Holdings, Inc. Meeting Type: Annual Meeting of Stockholders Date: Wednesday, June 21, 2023 Time: 1:00 PM, Eastern Time Place: Annual Meeting to be held live via Internet—please visit www.proxydocs.com/CWAN for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/CWAN SEE REVERSE FOR FULL AGENDA

Clearwater Analytics Holdings, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL 1. Elect the three nominees identified in the accompanying proxy statement to serve as Class II directors until the 2026 Annual Meeting and until their successors are duly elected and qualified. 1.01 Christopher Hooper 1.02 D. Scott Mackesy 1.03 Sandeep Sahai 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.